Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$444,877
Unrealized Gain (Loss) on Market Value of Futures	4,442,013
Dividend Income	13,350
Interest Income	64,570
ETF Transaction Fees	700
Total Income (Loss)	$4,965,510

Expenses
General Partner Management Fees	$28,093
Professional Fees	9,249
Brokerage Commissions	638
Non-interested Directors' Fees and Expenses	741
Prepaid Insurance Expense	496
NYMEX License Fee	702
Total Expenses	$39,919
Net Income (Loss)	$4,925,591

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/19	$52,376,756
Withdrawals (100,000 Shares)	(2,225,308)
Net Income (Loss)	4,925,591

Net Asset Value End of Month	$55,077,039
Net Asset Value Per Share (2,400,000 Shares)	$22.95

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596